UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Chardan Healthcare Acquisition 2 Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-0802155
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

17 State Street, 21st Floor

New York, NY 10004
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $.0001 par value	NYSE American, LLC

Warrants, entitling the holder thereof to purchase one-half (1/2) of a share of common stock at a price of $11.50 per whole share	NYSE American, LLC

Units, each consisting of one share of Common Stock, $0.0001 par value and one Warrant entitling the holder to purchase one-half of a share of common stock	NYSE American, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-236977.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the common stock, warrants and units to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in Chardan Healthcare Acquisition 2 Corp.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-236977) initially filed with the Securities and Exchange Commission on March 9, 2020, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 23, 2020	CHARDAN HEALTHCARE ACQUISITION 2 CORP.

	By:	/s/ Jonas Grossman
	Name:	Jonas Grossman
	Title:	Chief Executive Officer

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